EXHIBIT 31.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lincoln Parke, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q of GeenChek Technology Inc. for the quarter ended November 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Medical Care Technologies Inc.

Dated: January __, 2011

/s/ Lincoln Parke
Lincoln Parke
President and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer.)
GreenChek Technology Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to GreenChek Technology Inc. and will be retained by GreenChek Technology Inc. and furnished to the Securities and Exchange Commission or its staff upon request.